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EXHIBIT 21


                       ANDREW CORPORATION AND SUBSIDIARIES
                        List of Significant Subsidiaries


Significant subsidiaries of the registrant, all of which are wholly owned unless otherwise indicated, are as follows:

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                                                                                                     Jurisdiction
Name of Subsidiary                                                                               of Incorporation
Andrew A.B.................................................................................................Sweden
Andrew AG.............................................................................................Switzerland
Andrew AO..................................................................................................Russia
Andrew Canada, Inc.........................................................................................Canada
Andrew Communications Oy..................................................................................Finland
Andrew Corporation (Mexico), S.A. de C.V...................................................................Mexico
Andrew Espana, S.A..........................................................................................Spain
Andrew GmbH...............................................................................................Germany
Andrew Industria e Comercio, Ltda. (owned 70%) ............................................................Brazil
Andrew Kommunikationssysteme AG.......................................................................Switzerland
Andrew Satcom Africa (Pty.) Ltd......................................................................South Africa
Andrew S.A.R.L.............................................................................................France
Andrew S.R.L................................................................................................Italy
Andrew Telecommunications India Pvt. Ltd....................................................................India
Andrew Telecommunications (China) Co. Ltd...................................................................China
Andrew International Corporation   .............................................................State of Illinois
Andrew Financial Services Corporation...........................................................State of Delaware
Andrew Systems Inc..............................................................................State of Delaware
Andrew Telecom, Inc.............................................................................State of Delaware
Andrew Passive Power Products Inc...............................................................State of Delaware
Andrew International Holding Corporation........................................................State of Delaware
Andrew International Corporation................................................................State of Delaware
Antel Holdings Inc..............................................................................State of Delaware
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